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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-75866), Registration Statement on Form S-3 (No. 333-58808) and Registration Statement on Form S-8 (No. 333-44332) of Key3MediaGroup, Inc. and Subsidiaries and in the related Prospectus of our report dated February 12, 2002, with respect to the consolidated financial statements and schedule of Key3Media Group, Inc. and Subsidiaries included in this Form 10-K for the year ended December 31, 2001

                                                     /s/  ERNST & YOUNG LLP


Los Angeles, California
March 27, 2002